Exhibit (k)(3)

STRUCTURING FEE AGREEMENT

[●], 2026

TCBI Securities, Inc., doing business as Texas Capital Securities

2000 McKinney Avenue

Suite 700

Dallas, TX 75201

Ladies and Gentlemen:

This agreement is between Tap Capital LLC (the “Company”), and TCBI Securities, Inc., doing business as Texas Capital Securities (“TCS”) with respect to Tap US Private Equity Fund of Funds (the “Fund”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement dated [  ], 2026, by and among the Fund, the Company, and each of the Underwriters named therein, severally, with respect to the issuance and sale of the Fund’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), as described therein (the “Offering”).

1.         Fee. (a) In consideration of certain financial advisory services that TCS has provided to the Company in assisting the Company in structuring, designing and organizing the Fund as well as services related to the sale and distribution of the Common Shares, it being understood that the ultimate decision with respect to the structure, design and organization of the Fund shall rest with the Company, the Company shall pay a fee to TCS equal to 1.25% of the total price of the Common Shares sold in the Offering or in the aggregate amount of $[  ] (the “Fee”). The Fee shall not exceed 1.25% of the total price of the Common Shares sold in the Offering. The Company shall pay the Fee to TCS at the Initial Shares Closing Time pursuant to the Underwriting Agreement, by wire transfer to the order of TCBI Securities, Inc. using the following wire instructions:

[   ]

Account: [   ]

Account #: [   ]

ABA #: [   ]

Attention: [   ]

Ref: Tap US Private Equity Fund of Funds

(b) In the event the Offering does not proceed, TCS will not receive any fees under this Agreement; however, for the avoidance of doubt, reasonable and accountable expenses actually incurred may be payable to TCS pursuant to the terms of the Underwriting Agreement.

(c) The Company acknowledges that the Fee is in addition to any compensation TCS earns in connection with its role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the services described above.

2.         Term. This Agreement shall terminate upon payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Shares having been delivered and paid for, except as provided in Sections 3 and 4.

3.         Indemnification. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.         Confidential Advice. Except to the extent legally required (after consultation with, and approval as to form and substance by TCS and its counsel), none of any advice rendered by TCS to the Company or any communication from TCS in connection with the services performed by TCS pursuant to this Agreement will be quoted or referred to orally or in writing, or reproduced or disseminated, by the Company or any of its affiliates or any of their agents, without TCS’s prior written consent, except on a confidential need-to-know basis, to the Fund and its officers and trustees and their legal counsel, auditors and other advisors.

5.         Not an Investment Adviser. The Company acknowledges that TCS is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create any obligation on the part of TCS, and TCS is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Company’s engagement of TCS under this Agreement is not intended to confer rights upon any person (including the Fund or any shareholders, members, employees or creditors of the Company or the Fund) not a party hereto as against TCS or its affiliates, or their respective directors, trustees, officers, employees or agents, successors, or assigns.

6.         Not Exclusive. Nothing herein shall be construed as prohibiting TCS or its affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers). Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between TCS and the Company. In addition, nothing in this Agreement shall be construed to constitute TCS as the agent or employee of the Company or the Company as the agent or employee of TCS, and neither party shall make any representation to the contrary. It is understood that TCS is engaged hereunder solely to provide the services described above to the Company and that TCS is not acting as an agent or fiduciary of, and TCS shall not have any duties or liability to, the current or future partners or equity owners of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Company has the authority to waive such duties and liabilities. For the avoidance of doubt, it is acknowledged and agreed that the Company may pay compensation of any kind to any other person for services the same as, or similar to, the services provided by TCS hereunder.

7.         Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.         Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

9.         Entire Agreement. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

10.         Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of Texas. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of Texas located in the City and County of Dallas or in the United States District Court for the Northern District of Texas (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum. Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 11 shall be deemed effective service of process on such party to the extent consistent with applicable law. TCS AND THE COMPANY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. TCS AND THE COMPANY AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH TCS OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

11.         Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Company:

Tap Capital LLC

[●]

[●]

Attention: [●]

or if to TCS:

Texas Capital Securities

2000 McKinney Avenue, Suite 700

Dallas, TX 75201

Attention: [   ]

with a copy to:

Texas Capital Legal Department

2000 McKinney Avenue, Suite 700

Dallas, TX 75201

Attn: Chief Legal Officer

[   ]

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit by certified U.S. mail, postage prepaid, or when actually received, whether by hand, express delivery service or facsimile or other electronic transmission, whichever is earlier.

12.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

This Agreement shall be effective as of the date first written above.

Very truly yours,

TAP CAPITAL LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

TCBI Securities, Inc.

By:
Name:
Title:

[Texas Capital Securities Structuring Fee Agreement]

INDEMNIFICATION AGREEMENT

[●], 2026

TCBI Securities, Inc., doing business as Texas Capital Securities

2000 McKinney Avenue

Suite 700

Dallas, TX 75201

Ladies and Gentlemen:

In connection with the engagement of TCBI Securities, Inc., doing business as Texas Capital Securities or any of its affiliates (collectively, “TCS”) to advise and assist Tap Capital, LLC (including any successors and assigns, by merger or otherwise, the “Company”) with the matters set forth in the Structuring Fee Agreement dated [  ], 2026 between the Company and TCS (the “Agreement”), in the event that TCS becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way related to or referred to in the services performed pursuant to and in accordance with the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of this Agreement, the Company agrees to indemnify, defend and hold TCS harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the bad faith or gross negligence of TCS. In addition, in the event that TCS becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse TCS for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by TCS in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted solely from the bad faith or gross negligence of TCS. The indemnification provided hereunder shall not extend to these matters indemnified under the Underwriting Agreement, dated November [  ], 2026, by and among Tap US Private Equity Fund of Funds (the “Fund”), the Company and each of the underwriters named therein. Promptly as reasonably practicable after receipt by TCS of notice of the commencement of any Proceeding, TCS will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to TCS shall be selected by TCS. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of TCS) also be counsel to TCS. No indemnifying party shall, without the prior written consent of TCS, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not TCS is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of TCS from all liability arising out of such litigation, investigation or Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of TCS.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its members and affiliates and other constituencies, on the one hand, and TCS, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and affiliates, on the one hand, and TCS, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and affiliates, on the one hand, and TCS, on the other hand, in connection with the matters contemplated by this Agreement shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which TCS has been retained to perform financial services bears to the fees paid to TCS under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that TCS is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by TCS pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by TCS, on the other hand.

For purposes of this Indemnification Agreement, TCS shall include TCS, any of its affiliates, each other person, if any, controlling TCS or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither TCS nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either TCS’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the bad faith or gross negligence of TCS in performing the services that are the subject of the Agreement.

No provision of this Indemnification Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF Texas. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF TEXAS LOCATED IN THE CITY AND COUNTY OF dallas OR IN THE UNITED STATES DISTRICT COURT FOR THE northern DISTRICT OF texas (AND OF THE APPROPRIATE APPELLATE COURTS THEREfrom), WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS. THE COMPANY AND TCS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST TCS OR ANY INDEMNIFIED PARTY. EACH OF tcs AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of TCS’s engagement. This Indemnification Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

Very truly yours,

Tap Capital LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

TCBI Securities, Inc.

By:
Name:
Title:

[Texas Capital Indemnification Agreement]